Exhibit 99.1

Calavo Growers, Inc. Signs Letter of Intent to Acquire Maui Fresh International for $4.5 Million in Stock

Thursday September 4, 9:01 am ET

SANTA ANA, Calif.—(BUSINESS WIRE)—Sept. 4, 2003—Calavo Growers, Inc. (Nasdaq:CVGW — News):

•	Global avocado marketer will diversify through purchase of multi-line specialty produce distributor

•	Maui Fresh will retain name, operate as subsidiary;

•	Maui Fresh president, co-founder to become Calavo CFO;

•	Calavo to report fiscal third quarter results on Tuesday,

Calavo Growers, Inc. (Nasdaq: CVGW — News), a worldwide leader in packing and distributing fresh and processed avocados and other perishable food products, today announced the signing of a letter of intent to acquire closely held Maui Fresh International, Inc., a multi-product distributor of specialty produce, for $4.5 million in stock. The letter of intent is subject to the execution of a definitive agreement and the satisfaction of customary closing conditions, the company stated.

Calavo also disclosed that its chief financial officer has resigned to pursue other business opportunities and will be succeeded by Maui Fresh’s president and co-founder.

Maui Fresh — based currently in Anaheim, Calif. and with significant operations in Hawaii and Nogales, Ariz. — generated revenues of approximately $20 million for the year ended December 31, 2002 from a diversified line of perishable specialty commodities, including tropical and exotic fruits, chilies and hothouse-grown items, as well as other conventional fruits and vegetables.

Under the terms of the transaction, which is expected to close on November 1, 2003, Maui Fresh will operate as a wholly owned subsidiary of Calavo and continue to market products under its own brand name, while tapping into the considerable financial and operating resources afforded by its new parent that are expected to provide an impetus for growth. Calavo indicated that in acquiring Maui Fresh, among other benefits, the company will gain an expanded footprint at the Los Angeles wholesale produce market.

Transaction Benefits

Calavo Chairman, President and Chief Executive Officer Lee E. Cole said that he expects the Maui Fresh purchase will be accretive to company earnings in fiscal 2004, which commences concurrently with the transaction’s planned closing.

Cole stated, “This is a strategic acquisition that just makes sense on every level. Straight away, acquiring Maui Fresh represents an outstanding opportunity to immediately diversify our company’s product offerings. Maui Fresh is a strong brand, its products enjoy excellent distribution and the company, like Calavo, has a fine reputation for quality. In the longer term, we believe that the enterprise — under Calavo ownership and drawing upon the larger company’s resources, including our operating efficiencies and economies of scale — has considerable expansion potential that represents a future driver of revenue and profit growth.

“The transaction is complementary to our existing business segments and should serve as an indication that Calavo is executing on its established strategy. While ‘synergies’ is often an overused ‘buzz’ word in business, it most appropriately describes this deal’s merits, through crossover opportunities between respective sales forces and in applying Calavo’s packing expertise to increase efficiencies, to name just a few,” Cole continued.

Cole added, “This is the first transaction undertaken by our company since becoming publicly traded in 2002, but it is a compelling validation for that decision. In listing our common stock on a major national market, we unlocked the value of our company’s shares and created a currency to use for all-stock acquisitions like Maui Fresh without needing to leverage Calavo’s very strong balance sheet.”

Arthur Bruno, president and co-founder of Maui Fresh, commented: “Both companies stand to benefit from this combination. Calavo’s size and grower base will enable Maui Fresh to increase its market concentration and product mix. As well, Calavo’s financial resources, most notably its access to capital, will enable Maui Fresh to pursue additional farming opportunities to increase commodity volumes.”

Bruno also said that, as part of the larger enterprise, Maui Fresh can draw upon Calavo’s harvesting and packing know-how to improve quality, productivity and other efficiencies. “Moreover, Maui Fresh’s continuously expanding line of Hispanic products stands to benefit significantly through the addition of Calavo avocados,” he concluded.

CFO Transition

The company also disclosed that, in conjunction with the acquisition, Bruno will become Calavo’s vice president, chief financial officer and corporate secretary, succeeding Wolfgang Hombrecher, who has resigned to pursue other business opportunities in the Orange County, Calif. area.

“For the past two years, Wolfgang Hombrecher has played a key role in Calavo’s transformation from cooperative to publicly traded company, and culminating with his hands-on involvement in bringing the Maui Fresh acquisition to fruition,” Cole stated. “He is an outstanding manager and financial executive and, on behalf of management and our board of directors, I thank him for his tireless work and wish him all success in his future endeavors.”

Cole continued, “We are very fortunate, as well, to have Art Bruno available to step into these positions. His 15 years of background in the produce industry, including all aspects of operations, coupled with earlier career experience as a ‘Big Eight’ accountant, provide him with a strong foundation to lead Calavo’s financial management and treasury functions. We welcome him aboard and, moving ahead, look forward to his contributions in advancing our business plan.”

In addition to co-founding Maui Fresh, Bruno, age 52, is a certified public accountant licensed in California. He maintains memberships in both the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

Fiscal Third Quarter Earnings Announcement

In concluding, Cole announced that Calavo expects to announce its third quarter fiscal 2003 operating results on Tuesday, Sept. 9, 2003 following the close of the stock markets.

About Maui Fresh

Maui Fresh International, Inc. is the owner of Maui Fresh International LLC, which distributes a multi-product line of specialty produce through grocery, food service and club-store channels. With predecessor companies dating back to 1988, Maui Fresh is based in Anaheim, Calif. and maintains significant operations in Hawaii and Nogales, Ariz. The company packs and distributes a diversified line comprised of more than 20 commodities, including tropical and exotic fruits, chilies and hothouse-grown items, as well as other conventional fruits and vegetables.

About Calavo

Calavo Growers, Inc. engages in the procurement and marketing of avocados and other perishable foods and the preparation and distribution of processed avocado products. Calavo’s expertise in marketing and distributing avocados, processed avocados, and other perishable foods allows the company to deliver a wide array of fresh and processed food products to food distributors, produce wholesalers, supermarkets, and restaurants on a worldwide basis.

Safe Harbor Statement

This news release contains statements relating to future events and results of Calavo (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: increased competition, conducting substantial amounts of business internationally, pricing pressures on agricultural products, adverse weather and growing conditions confronting avocado growers, new governmental regulations, as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Report on Form 10-K for the year ended October 31, 2002. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Calavo Growers, Inc., Santa Ana Lee Cole (investors), 949-223-1111 or Foley/Freisleben LLC, Los Angeles Jerry Freisleben (media, general information), 213-955-0020 freisleben@folfry.com

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